Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES THIRD QUARTER 2019 RESULTS

JERICHO, NY, October 23, 2019 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial results for the quarter ended September 30, 2019.

Highlights For The Third Quarter

•	Net earnings of $0.28 per share
•	Funds From Operations (FFO) of $0.46 per share
•	Adjusted Funds From Operations (AFFO) of $0.43 per share
•	Acquired five properties for an aggregate of $13.6 million
•	Completed two redevelopment projects
•	Issued $125.0 million of 10-year senior unsecured notes
•	Reaffirms full-year AFFO guidance

Christopher J. Constant, Getty’s President & Chief Executive Officer commented, “Our results in the third quarter demonstrate the consistency of our organic growth, along with the incremental contributions from our acquisition and redevelopment programs. We are pleased that we completed additional acquisitions as well as two redevelopment projects this quarter. Furthermore, we solidified our balance sheet with the issuance of $125 million of unsecured notes, which improved our cost of capital and extended the weighted average maturity of our outstanding debt. With a number of redevelopment projects in process, and a pipeline of acquisition opportunities, we remain confident in our ability to continue to drive attractive growth.”

Net Earnings

The Company reported net earnings for the quarter ended September 30, 2019, of $11.9 million, or $0.28 per share, as compared to net earnings of $10.9 million, or $0.27 per share, for the same period in 2018. The Company reported net earnings for the nine months ended September 30, 2019, of $36.0 million, or $0.86 per share, as compared to net earnings of $34.5 million, or $0.85 per share, for the same period in 2018.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended September 30, 2019, was $19.1 million, or $0.46 per share, as compared to $17.9 million, or $0.44 per share, for the same period in 2018. FFO for the nine months ended September 30, 2019, was $56.6 million, or $1.36 per share, as compared to $53.3 million, or $1.31 per share, for the same period in 2018.

AFFO for the quarter ended September 30, 2019, was $18.1 million, or $0.43 per share, as compared to $17.9 million, or $0.44 per share, for the same period in 2018. AFFO for the nine months ended September 30, 2019, was $53.8 million, or $1.29 per share, as compared to $52.1 million, or $1.28 per share, for the same period in 2018.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are defined and reconciled to net earnings in the financial tables at the end of this release. See “Non-GAAP Financial Measures” below.

Results of Operations

Revenues from rental properties increased by $1.8 million to $35.7 million for the quarter ended September 30, 2019, as compared to $33.9 million for the same period in 2018. Rental income contractually due from tenants included in revenues from rental properties was $30.1 million for the quarter ended September 30, 2019, as compared to $29.1 million for the quarter ended September 30, 2018. Revenues from rental properties increased by $3.8 million to $102.5 million for the nine months ended September 30, 2019, as compared to $98.7 million for the nine months ended September 30, 2018. Rental income contractually due from tenants included in revenues from rental properties was $88.7 million for the nine months ended September 30, 2019, as compared to $85.0 million for the nine months ended September 30, 2018. The growth in revenues from rental properties for the quarter and nine months ended September 30, 2019, was primarily due to revenue from properties acquired by the Company in 2018 and 2019, along with contractual rent increases. Tenant reimbursements included in revenues from rental properties, which consist of real estate taxes and other municipal charges paid by the Company which were reimbursable by the tenants pursuant to the terms of triple-net lease agreements, were $5.4 million and $4.3 million for the quarter ended September 30, 2019 and 2018, respectively, and were $13.0 million and $11.9 million for the nine months ended September 30, 2019 and 2018, respectively.

Property costs were $7.3 million for the quarter ended September 30, 2019, as compared to $5.6 million for the same period in 2018. The increase in property costs for the quarter ended September 30, 2019, was principally due to an increase in reimbursable and non-reimbursable real estate taxes and professional fees related to property redevelopments. Property costs were $18.4 million for the nine months ended September 30, 2019, as compared to $17.0 million for the same period in 2018. The increase in property costs for the nine months ended September 30, 2019, was principally due to an increase in reimbursable real estate taxes and professional fees related to property redevelopments.

Environmental expenses were $5.7 million for the quarter ended September 30, 2019, as compared to $1.2 million for the same period in 2018. Environmental expenses were $7.4 million for the nine months ended September 30, 2019, as compared to $3.6 million for the same period in 2018. The increase in environmental expenses for the quarter and nine months ended September 30, 2019, was principally due to an increase in environmental litigation accruals. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for one period, as compared to prior periods.

General and administrative expense was $3.6 million for the quarter ended September 30, 2019 and 2018. General and administrative expense was $11.4 million for the nine months ended September 30, 2019, as compared to $11.0 million for the same period in 2018. The increase in general and administrative expense for the nine months ended September 30, 2019, was principally due to $0.3 million of non-recurring employee related expenses attributable to retirement costs.

Impairment charges were $0.9 million for the quarter ended September 30, 2019, as compared to $0.8 million for the same period in 2018. Impairment charges were $2.4 million for the nine months ended September 30, 2019, as compared to $4.8 million for the same period in 2018. Impairment charges for the quarter and nine months ended September 30, 2019 and 2018, were primarily attributable to the effect of adding asset retirement costs due to changes in estimates associated with the Company’s environmental liabilities, reductions in estimated undiscounted cash flows expected to be received during the assumed holding period for certain of its properties, and reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain of its properties.

Portfolio Activities

During the quarter ended September 30, 2019, the Company acquired fee simple interests in five convenience store and gasoline station, and other automotive related properties for $13.6 million in the aggregate. During the nine months ended September 30, 2019, the Company acquired fee simple interests in 14 properties for an aggregate purchase price of $43.3 million. Subsequent to September 30, 2019, the Company acquired fee simple interests in two properties for a purchase price of $6.2 million in the aggregate.

Redevelopment Activities

During the quarter ended September 30, 2019, rent commenced on two completed redevelopment projects that were placed back into service in our net lease portfolio. During the nine months ended September 30, 2019, rent commenced on three completed redevelopment projects that were placed back into service in our net lease portfolio. Since the inception of the redevelopment program in 2015, the Company has completed 12 redevelopment projects.

As of September 30, 2019, the Company was actively redeveloping six of its properties either as a new convenience and gasoline use or for alternative single-tenant net lease retail uses. In addition to the six properties currently classified as redevelopment, the Company is in various stages of feasibility and planning for the recapture of select properties from its net lease portfolio that are suitable for redevelopment to either a new convenience and gasoline use or for alternative single-tenant net lease retail uses. As of September 30, 2019, the Company had signed leases on six properties, that are currently part of its net lease portfolio, which will be recaptured and transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Balance Sheet

On September 12, 2019, the Company issued $125.0 million of senior unsecured notes maturing in 2029 bearing interest at a fixed rate of 3.52%. The senior unsecured notes were issued in a private placement with The Prudential Insurance Company of America (“Prudential”), American General Life Insurance Company and Massachusetts Mutual Life Insurance Company, and are subject to substantially similar terms and conditions as the Company’s existing senior unsecured notes with Prudential. Proceeds from the transaction were used to repay outstanding indebtedness on the Company’s floating rate term loan and revolving credit facilities.

On September 12, 2019, the Company also amended its senior unsecured credit agreement to increase the Company’s borrowing capacity under its unsecured revolving credit facility from $250.0 million to $300.0 million and to reduce lender commitments under the Company’s unsecured term loan from $50.0 million to $0.0 million.

As of September 30, 2019, the Company had $450.0 million of outstanding indebtedness with a weighted average interest rate of 4.9%. The Company’s indebtedness consisted of an aggregate principal amount of $450.0 million of senior unsecured notes. There were no borrowings outstanding under the credit agreement. Total cash and cash equivalents were $37.6 million as of September 30, 2019.

2019 Guidance

The Company reaffirms its 2019 AFFO guidance at a range of $1.71 to $1.75 per diluted share. The Company’s guidance does not assume any potential future acquisitions or capital markets activities. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the Securities and Exchange Commission.

Conference Call Information

Getty Realty Corp. will host a conference call and webcast on Thursday, October 24, 2019, at 8:30 a.m. EDT. To participate in the call, please dial (877) 423-9813, or (201) 689-8573 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

A replay will be available on Thursday, October 24, 2019, beginning at 11:30 a.m. EDT through 11:59 p.m. EDT, Thursday, October 31, 2019. To access the replay, please dial (844) 512-2921, or (412) 317-6671 for international participants, and reference pass code 13694844.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly traded real estate investment trust in the United States specializing in the ownership, leasing and financing of convenience store and gasoline station properties. As of September 30, 2019, the Company owned 867 properties and leased 69 properties from third-party landlords in 33 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts as GAAP net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, impairment charges and cumulative effect of accounting change. The Company’s definition of AFFO is defined as FFO less (i) Revenue Recognition Adjustments (net of allowances), (ii) non-cash changes in environmental estimates, (iii) non-cash environmental accretion expense, (iv) environmental litigation accruals, (v) insurance reimbursements, (vi) legal settlements and judgments, (vii) acquisition costs expensed and (viii) other unusual items that are not reflective of the Company’s core operating performance. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

FFO excludes various items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate and impairment charges. In the Company’s case, however, GAAP net earnings and FFO typically include the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for recognition of rental income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method, which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO include non-cash changes in environmental estimates and environmental accretion expense, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO also include environmental litigation accruals, insurance reimbursements, and legal settlements and judgments, which items are not indicative of the Company’s core operating performance. GAAP net earnings and FFO from time to time may also include acquisition costs expensed and other unusual items that are not reflective of the Company’s core operating performance. Acquisition costs are expensed, generally in the period when properties are acquired and are not reflective of our core operating performance.

The Company pays particular attention to AFFO, as the Company believes it best represents its core operating performance. In the Company’s view, AFFO provides a more accurate depiction than FFO of its core operating performance. By providing AFFO, the Company believes that it is presenting useful information that assists analysts and investors to better assess its core operating performance. Further, the Company believes that AFFO is useful in comparing the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S 2019 AFFO PER SHARE GUIDANCE, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, AND STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	September 30, 2019	December 31, 2018
ASSETS
Real estate:
Land	$656,496	$631,185
Buildings and improvements	421,514	409,753
Construction in progress	2,144	2,168
	1,080,154	1,043,106
Less accumulated depreciation and amortization	(163,877)	(150,691)
Real estate, net	916,277	892,415
Investment in direct financing leases, net	83,305	85,892
Notes and mortgages receivable	30,747	33,519
Cash and cash equivalents	35,639	46,892
Restricted cash	1,942	1,850
Deferred rent receivable	40,355	37,722
Accounts receivable, net of allowance of $1,790 and $2,094, respectively	2,879	3,008
Right-of-use assets - operating	22,724	—
Right-of-use assets - finance	1,043	—
Prepaid expenses and other assets, net	58,653	60,650
Total assets	$1,193,564	$1,161,948
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Borrowings under credit agreement, net	$—	$120,000
Senior unsecured notes, net	449,024	324,409
Environmental remediation obligations	58,849	59,821
Dividends payable	14,662	14,495
Lease liability - operating	23,351	—
Lease liability - finance	4,335	—
Accounts payable and accrued liabilities	58,422	62,059
Total liabilities	608,643	580,784
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 41,189,974 and 40,854,491 shares issued and outstanding, respectively	412	409
Additional paid-in capital	649,762	638,178
Dividends paid in excess of earnings	(65,253)	(57,423)
Total stockholders’ equity	584,921	581,164
Total liabilities and stockholders’ equity	$1,193,564	$1,161,948

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Revenues from rental properties	$35,692	$33,902	$102,539	$98,738
Interest on notes and mortgages receivable	736	793	2,226	2,314
Total revenues	36,428	34,695	104,765	101,052
Operating expenses:
Property costs	7,251	5,593	18,389	16,955
Impairments	928	832	2,400	4,808
Environmental	5,685	1,178	7,443	3,563
General and administrative	3,641	3,556	11,416	10,998
Allowance for doubtful accounts	102	357	74	364
Depreciation and amortization	6,321	6,068	18,571	17,569
Total operating expenses	23,928	17,584	58,293	54,257

Gain (loss) on dispositions of real estate	—	(29)	376	3,636

Operating income	12,500	17,082	46,848	50,431

Other income (expense), net	5,637	(78)	7,346	510
Interest expense	(6,247)	(6,060)	(18,179)	(16,425)
Net earnings	$11,890	$10,944	$36,015	$34,516

Basic earnings per common share:
Net earnings	$0.28	$0.27	$0.86	$0.85

Diluted earnings per common share:
Net earnings	$0.28	$0.27	$0.86	$0.85

Weighted average common shares outstanding:
Basic	41,139	40,430	41,013	40,016
Diluted	41,176	40,455	41,043	40,031

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net earnings	$11,890	$10,944	$36,015	$34,516
Depreciation and amortization of real estate assets	6,321	6,068	18,571	17,569
(Gain) loss on dispositions of real estate	—	29	(376)	(3,636)
Impairments	928	832	2,400	4,808
Funds from operations	19,139	17,873	56,610	53,257
Revenue recognition adjustments	(184)	(487)	(799)	(1,868)
Changes in environmental estimates	(296)	(71)	(855)	(679)
Accretion expense	475	530	1,507	1,837
Environmental litigation accruals	4,650	26	4,677	26
Insurance reimbursements	(4,490)	(4)	(4,760)	(313)
Legal settlements and judgments	(1,146)	—	(2,568)	(147)
Adjusted funds from operations	$18,148	$17,867	$53,812	$52,113
Basic per share amounts:
Earnings per share	$0.28	$0.27	$0.86	$0.85
Funds from operations per share	0.46	0.44	1.36	1.31
Adjusted funds from operations per share	$0.43	$0.44	$1.29	$1.28
Diluted per share amounts:
Earnings per share	$0.28	$0.27	$0.86	$0.85
Funds from operations per share	0.46	0.44	1.36	1.31
Adjusted funds from operations per share	$0.43	$0.44	$1.29	$1.28
Weighted average common shares outstanding:
Basic	41,139	40,430	41,013	40,016
Diluted	41,176	40,455	41,043	40,031

Contacts:	Danion Fielding
Chief Financial Officer
(516) 478-5400

Investor Relations
(516) 478-5418
ir@gettyrealty.com